Exhibit (q)

POWER OF ATTORNEY

The undersigned director of Marshall Funds, Inc. hereby constitutes and appoints John M. Blaser, Timothy M. Bonin, Stephen R. Oliver and Linda S. Vandenburgh, and each of them, her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign the Registration Statement of Marshall Funds, Inc. on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body. The undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 14th day of October, 2011.

/s/ Ellen M. Costello
Ellen M. Costello